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                                                                       EXHIBIT 4
                  AMENDMENT TO FINANCE AND SECURITY AGREEMENT
                               (Actava/Snapper)

           This Amendment to Finance and Security Agreement ("Amendment") is made by and between THE ACTAVA GROUP INC. (formerly known as Fuqua Industries, Inc.) ("Actava") individually, and on behalf of SNAPPER, a division thereof ("Snapper") and ITT COMMERCIAL FINANCE CORP. ("ITT").

           WHEREAS, ITT and Actava entered into that certain Finance and Agreement dated October 23, 1992 ("Agreement");

           WHEREAS, ITT and Actava desire to amend the Agreement as provided herein.

           NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ITT and Actava agree as follows:

           1. Section 8.12(a) of the Agreement is deleted and is amended to read in its entirety as follows:

           "(a) within sixty (60) days of December 31, 1994, and within forty-five (45) days of each month thereafter, the Actava monthly financial package, consisting of financial operating results summary, together with consolidated and consolidating operating summaries for Actava, each of its Subsidiaries and Snapper for the month and year to date then ended, subject to year-end audit adjustments, and certified by the Chief Financial Officer of Actava to have been prepared in accordance with GAAP and to accurately reflect the financial condition of Actava;"

           2. Except as expressly modified or amended herein, all other terms and provisions of the Agreement will remain unmodified and in full force and effect and the Agreement, as hereby amended, is ratified, and confirmed by ITT and Actava.

           3. Except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the Agreement.

           IN WITNESS WHEREOF, ITT and Actava have executed this Amendment as of the 3rd day of March, 1995.

                                        ITT COMMERCIAL FINANCE CORP.

                                        By: /s/R.J. Woodruff
                                            -----------------------------------
                                        Print Name: R.J. Woodruff
                                                    ---------------------------
                                        Title: Regional Vice President
                                               --------------------------------


                                        THE ACTAVA GROUP INC.

                                        By: /s/Frederick B. Beilstein, III
                                           ------------------------------------
                                        Print Name: Frederick B. Beilstein, III
                                                    ---------------------------
                                        Title: Senior Vice President
                                               --------------------------------